Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of June 30, 2017, is made by and among INTREPID POTASH, INC., a Delaware corporation, INTREPID POTASH — MOAB, LLC, a Delaware limited liability company, INTREPID POTASH—NEW MEXICO, LLC, a New Mexico limited liability company, INTREPID POTASH — WENDOVER, LLC, a Colorado limited liability company, and each other Person that may join the Credit Agreement (as hereinafter defined) as a borrower (each may be referred to individually, as a “Borrower” and collectively herein, as “Borrowers”), 203 E. FLORENCE, LLC, a Delaware limited liability company, MOAB GAS PIPELINE, LLC, a Colorado limited liability company, and each other Person that may join the Credit Agreement as a Guarantor, the Lenders identified on the signature pages hereof, and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and a Letter of Credit Issuer.

PRELIMINARY STATEMENTS:

(1)                                 The Borrowers, the Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement, dated as of October 31, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement); and

(2)                                 The Borrower Agent has requested, and the Administrative Agent (acting at the direction of the Lenders) and the Lenders have agreed, on the terms and subject to the conditions set forth below, to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                            Amendments to the Credit Agreement.

(a)                                 Pursuant to Section 11.01 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, effective on and as of the First Amendment Effective Date (as defined in the Credit Agreement), the Credit Agreement is hereby amended as follows:

(i)                                     Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Designated Senior Notes Prepayments” means, collectively, (a) a one-time optional prepayment of principal on the Senior Notes made by one or more Borrowers at any time on or following the First Amendment Effective Date and on or prior to June 30, 2017 in an aggregate principal amount not to exceed $23,000,000, (b) prepayments of principal on the Senior Notes made by one or more Borrowers at any time following June 30, 2017 and on or prior to December 31, 2017 in an aggregate principal amount not to exceed $6,000,000, and (c) in addition to the prepayments described in clauses (a) and (b) immediately above, prepayments of principal on the Senior Notes made by one or more Borrowers at any time following June 30, 2017 and on or prior to December 31, 2018 in an aggregate principal amount not to exceed $10,000,000, together with, in the case of each of the foregoing prepayments, payments of any Make-Whole Amount and accrued interest due in connection therewith; provided, that, as a condition precedent to any prepayment described in the immediately preceding clause (c), the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that Availability (after (i) giving Pro Forma Effect to each such prepayment and (ii) giving effect to an increase in the Permanent Reserve by $10,000,000), as of the date of each such prepayment, shall be not less than $0.00.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of June 30, 2017, by and among the Borrowers, the Guarantors, the Lenders signatory thereto, and the Administrative Agent.

“First Amendment Effective Date” means the date upon which the conditions set forth in Section 3 of the First Amendment have been satisfied.

(ii)                                  Clause (a) in the definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (i) becomes the “beneficial owner” (as defined in Rules 13d-4 and 13d-6 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Equity Interests of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right) or (ii) obtains the power (whether or not exercised) to elect a majority of the members of the board of directors or other equivalent governing body; or

(iii)                               Each of clause (viii) of the definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement and Line I.A.9 of Schedule 2 to Exhibit B to the Credit Agreement are hereby amended to replace the phrase “extraordinary expenses as defined by GAAP” appearing therein with the phrase “extraordinary expenses”.

(iv)                              The definition of “Consolidated Fixed Charges” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the following phrase immediately after the phrase “other than in respect of any Synthetic Lease Obligations”:

“and any prepayments of principal of the Senior Notes made pursuant to Section 8.1(a) of the Senior Notes Agreement as in effect on the First Amendment Effective Date”

(v)                                 Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “as in effect on the Closing Date” appearing in the definition of “Make-Whole Amount” with the phrase “as in effect on the First Amendment Effective Date”.

(vi)                              The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means October 31, 2019.

(vii)                           Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.11                  Use of Proceeds.  Use the proceeds of the Credit Extensions (i) to refinance certain Indebtedness under the Existing Agreement, (ii) to pay fees and expenses in connection with the Transactions, (iii) to finance a portion of one or more of the Designated Senior Notes Prepayments (if such payment(s) are permitted to be made under the terms of this Agreement) in an aggregate amount not to exceed $10,000,000, and (iv) for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document.  None of the proceeds of the Credit Extensions will be used, directly or indirectly, to finance or refinance dealings or transactions (x) by or with any Blocked Person or otherwise in violation of Sanctions or (y) that would violate Anti-Corruption Laws.”

(viii)                        Section 8.11(a)(i) of the Credit Agreement is hereby amended to replace the phrase “as in effect on the date hereof” with the phrase “as in effect on the First Amendment Effective Date”.

(ix)                              Section 8.11(a)(i) of the Credit Agreement is hereby amended to replace the word “or” appearing immediately after clause (E) therein with “,” and inserting, immediately after clause (F) appearing therein, a new clause (G), which shall read in its entirety as follows:

“or (G)           such payment or prepayment constitutes a Designated Senior Notes Prepayment;”

(x)                                 Section 8.11(a)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(v)                           optional payments or prepayments in respect of (x) the Senior Notes, solely if (1) such payments or prepayments, as the case may be, are funded with Net Cash Proceeds from (A) Dispositions of Noteholder Priority Collateral (as defined in the Intercreditor Agreement) or receipt of any Extraordinary Insurance Receipts (as defined in the Senior Notes Agreement as in effect on the date hereof) in respect thereof, (B) Dispositions of Specified Property or receipt of any Extraordinary Insurance Receipts in respect thereof, or (C) any issuance of Equity Interests by the Company in the form of either (I) common equity or (II) other equity having terms reasonably acceptable to the Administrative Agent and, in the case of any such issuance of Equity Interests, not constituting Disqualified Equity Interests; or (2) any such payment or prepayment constitutes a Designated Senior Notes Prepayment; or (3) as of the date of any such payment or prepayment and after giving effect thereto, the Voluntary Payment Conditions are satisfied, and (y) any other Indebtedness (other than Subordinated Debt to the extent contrary to the Subordination Provisions applicable thereto), provided that as of the date of any such payment or prepayment and after giving effect thereto, the Voluntary Payment Conditions are satisfied.”

SECTION 2.                            Consent to Senior Notes Amendment.  Subject to the other terms of this Agreement, the Administrative Agent hereby consents, pursuant to Section 4.1 of the Intercreditor Agreement, to the entering into by the Loan Parties, the holders of the Senior Notes and the Senior Notes Agent of the Senior Notes Amendment (as hereinafter defined) and to the consents, waivers and amendments to the Senior Notes Agreement to be effected by the Senior Notes Amendment.

SECTION 3.                            Conditions to Effectiveness.  This Agreement shall become effective on and as of the Business Day on which the following conditions shall have been satisfied:

(a)                                 The Administrative Agent (or its counsel) shall have received from the Borrowers, the Guarantors, the Lenders, and the Administrative Agent an executed counterpart of this Agreement on behalf of each such party;

(b)                                 The Administrative Agent (or its counsel) shall have received a duly executed Fourth Amendment to Amended and Restated Note Purchase Agreement dated as of the date hereof, by and among the Company and the holders of the Senior Notes party thereto (the “Senior Notes Amendment”), in form and substance reasonably satisfactory to the Administrative Agent;

(c)                                  The Administrative Agent (or its counsel) shall have received a duly executed certificate of a Responsible Officer of the Borrower Agent evidencing the identity, authority and capacity of each Responsible Officer of each Loan Party authorized to act as a Responsible Officer thereof in connection with the Credit Agreement and the other Loan Documents to which such Loan Party is a party, in form and substance reasonably satisfactory to the Administrative Agent;

(d)                                 All legal matters incident to this Agreement and the other documents delivered in connection herewith shall be reasonably satisfactory to the Administrative Agent on the First Amendment Effective Date;

(e)                                  The Administrative Agent shall have received (i) all fees due and payable to the Administrative Agent and to any Lenders on or prior to the First Amendment Effective Date, including, without limitation, a commitment extension fee for the account of each Lender party hereto on a pro rata basis in an aggregate amount equal to $50,000.00, which fee shall be deemed fully earned and due on the First Amendment Effective Date and shall be nonrefundable and (ii) to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of McGuireWoods LLP) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document;

(f)                                   Each of the representations and warranties made by the Borrowers in or pursuant to Section 4 of this Agreement and in the Credit Agreement (except, in each case, to the extent applicable to an earlier date) shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the First Amendment Effective Date as if made on and as of such date; and

(g)                                  No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date, and no Default or Event of Default shall occur or shall have occurred as a result of the effectiveness of this Agreement or the consummation of the transactions set forth herein.

The Administrative Agent’s delivery to the Borrower Agent of a copy of this Agreement executed by all necessary parties described in Section 3(a) hereof shall be deemed evidence that the First Amendment Effective Date has occurred.

SECTION 4.                            Representations and Warranties:  Each Loan Party hereby represents and warrants as follows:

(a)                                 The execution and delivery of this Agreement by such Loan Party, and the performance by such Loan Party of its obligations under this Agreement and each of the other Loan Documents delivered in connection herewith to which it is a party, is within such Loan Party’s requisite powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of the Organization Documents of any such Person; (ii) conflict with or result in any breach or contravention of (x) any material Contractual Obligation to which such Person is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in or require the creation or imposition of any Lien upon any assets of any Loan Party other than Permitted Liens; or (iv) violate any material Law in any material respect;

(b)                                 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the due execution and delivery of this Agreement by such Loan Party, and in connection with the performance by, or enforcement against, such Loan Party of its obligations under this Agreement or any other Loan Document entered into in connection herewith to which it is a party, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(c)                                  This Agreement has been, and each other Loan Document to be delivered by any Loan Party in connection herewith will have been, duly executed and delivered by such Loan Party.  This Agreement and each of the other Loan Documents delivered in connection herewith constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as the enforcement hereof or thereof may be limited by any applicable Debtor Relief Laws or by general equitable principles; and

(d)                                 Both before and after giving effect to this Agreement, the representations and warranties of such Loan Party set forth in Article VI of the Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect), on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect) as of such earlier date.

SECTION 5.                            Reference to and Effect on the Credit Agreement.

(a)                                 On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.

(b)                                 Each Loan Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.

(c)                                  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

(d)                                 Each party hereto hereby agrees that this Agreement shall be a “Loan Document”.

SECTION 6.                            Costs, Expenses.  The Borrowers agree to pay promptly on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION 7.                            Release.  Each Loan Party hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Administrative Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement, other than as arising in respect of gross negligence or willful misconduct on the part of the Administrative Agent or any Lender.  Each Loan Party hereby further covenants and agrees not to sue the Administrative Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against the Administrative Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement, other than as arising in respect of gross negligence or willful misconduct on the part of the Administrative Agent or any Lender.

SECTION 8.                            Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT ENTERED INTO IN CONNECTION HEREWITH BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

SECTION 10.                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

INTREPID POTASH, INC.,
a Delaware corporation, as a Borrower

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH — MOAB, LLC,
a Delaware limited liability company, as a Borrower

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH—NEW MEXICO, LLC,
a New Mexico limited liability company, as a Borrower

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH — WENDOVER, LLC,
a Colorado limited liability company, as a Borrower

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

[SIGNATURE PAGE]

Intrepid — First Amendment to Credit Agreement

203 E. FLORENCE, LLC,
a Delaware limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

MOAB GAS PIPELINE, LLC,
a Colorado limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

[SIGNATURE PAGE]

Intrepid — First Amendment to Credit Agreement

BANK OF MONTREAL,
as Administrative Agent, Letter of Credit Issuer,
Swing Line Lender and a Lender

By:	/s/ Stephanie Bach
Name:	Stephanie Bach
Title:	Vice President

[SIGNATURE PAGE]

Intrepid — First Amendment to Credit Agreement